

                                                      BEN & JERRY'S HOMEMADE, INC.
                                               COMPUTATION OF NET INCOME PER COMMON SHARE
                                                 (In thousands except per share amounts)





                                              Thirteen weeks ended              Thirty-nine weeks ended
                                            9/27/97           9/28/96          9/27/97           9/28/96
                                          ------------      ------------     ------------      ------------
Primary:
Average shares outstanding                      7,279             7,192            7,250             7,187
Net effect of dilutive stock options -
      based on the treasury stock
      method using quarter-end
      market price.                                62                29               64                30
                                          ------------      ------------     ------------      ------------

                                                7,341             7,221            7,314             7,217
                                          ============      ============     ============      ============
Net Income                                     $2,528            $1,820           $3,210            $5,127
                                          ============      ============     ============      ============
Per share amount                                $0.34             $0.25            $0.43             $0.71
                                          ============      ============     ============      ============


Fully diluted:
Average shares outstanding                      7,279             7,192            7,250             7,187
Net effect of dilutive stock options -
      based on the treasury stock
      method using quarter-end
      market price.
                                                   67                29               73                37
                                          ------------      ------------     ------------      ------------

                                                7,346             7,221            7,323             7,224
                                          ============      ============     ============      ============
Net Income                                     $2,528            $1,820           $3,210            $5,127
                                          ============      ============     ============      ============
Per share amount                                $0.34             $0.25            $0.43             $0.71
                                          ============      ============     ============      ============
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